                                                             EXHIBIT 99(c)(2)


                                                                      Number
Shareholders Party to Stock Agreement with Purchase Option           of Shares
----------------------------------------------------------           ---------
Merrill Lynch Capital Corporation                                    5,950,177

Randy J. Bates                                                       1,656,187

Kathy D. Bates                                                         127,005

James Robert Wren, Jr. Ttee Michelle Leigh Taylor
  Randy J. Bates Irrevocable Trust
  dtd 12/28/88 FBO Michelle Leigh Taylor                                80,251

James Robert Wren, Jr. Ttee Monica Leigh Bates
  Randy J. Bates Irrevocable Trust
  dtd 12/28/88 FBO Monica Leigh Bates                                   80,251

James Robert Wren, Jr. Ttee Randy J. Bates II
  Randy J. Bates Irrevocable Trust
  dtd 12/28/88 FBO Randy J. Bates II                                    80,251

The Bates Family Foundation                                            114,400

The Southeastern Baptist Theological Seminary                          300,000

R. Kent Smith                                                        1,038,865

Kenneth Hester Ttee Jennifer Diane Smith
  R. Kent Smith Irrevocable Trust
  dtd 12/28/88 FBO Jennifer Diane Smith                                 83,351

Kenneth Hester Ttee Andrew Kent Smith
  R. Kent Smith Irrevocable Trust
  dtd 12/28/88 FBO Andrew Kent Smith                                    83,351

J. Robert Wren Jr.                                                     294,685

The Wren Family Foundation                                              49,100


Shareholders Party to Stock Agreement without Purchase Option
-------------------------------------------------------------

Alan P. Shaw                                                           347,600

Norman V. Swenson                                                      564,160

Swenson Children                                                       230,997

Tom E. DuPree, Jr.                                                   1,455,000


                                                              EXHIBIT 99(c)(2)


                 FORM OF STOCK AGREEMENT WITH PURCHASE OPTION

     STOCK AGREEMENT, dated as of December __, 1996, among PCA International, Inc., a North Carolina corporation ("Parent"), ASI Acquisition Corp., a North Carolina corporation and a direct wholly owned subsidiary of Parent (the "Purchaser"), and ___________________ (the "Shareholder").

                              W I T N E S S E T H:

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Purchaser and American Studios, Inc., a North Carolina corporation (the "Company"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Purchaser will be merged with and into the Company (the "Merger") (capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement);

     WHEREAS, in furtherance of the Merger, as soon as practicable (and not later than five business days) after the execution and delivery of the Merger Agreement, Purchaser shall commence a cash tender offer (the "Offer") to purchase at a price of $2.50 per share all outstanding shares of Company Common Stock (as defined in Section 1 hereof) including all of the Shares (as defined in Section 2 hereof) beneficially owned by the Shareholder; and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.  Definitions.  For purposes of this Agreement:

     (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meaning of Section 13(d)(3) of the Exchange Act.

     (b) "Company Common Stock" shall mean at any time the common stock, $.00l par value, of the Company.

     (c) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     2.  Tender of Shares.

     (a) In order to induce Parent and the Purchaser to enter into the Merger Agreement, the Shareholder hereby agrees to validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the fifth business day after commencement of the Offer pursuant to Section 1.1 of the Merger Agreement and Rule 14d-2 under the Exchange Act, the number of shares of Company Common Stock set forth opposite such Shareholder's name on Schedule I hereto (the "Existing Shares", and together with any shares acquired by the Shareholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise, the "Shares"), all of which are Beneficially Owned by the Shareholder. The Shareholder hereby acknowledges and agrees that Parent's and the Purchaser's obligation to accept for payment and pay for Shares in the Offer, including the Shares Beneficially Owned by such Shareholder, is subject to the terms and conditions of the Offer.

     (b) The transfer by the Shareholder of the Shares to the Purchaser in the Offer shall pass to and unconditionally vest in the Purchaser good and valid title to the Shares, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever.

     (c) The Shareholder hereby permits Parent and the Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's shareholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) its identity and ownership of the Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

     3. Option. In order to induce Parent and the Purchaser to enter into the Merger Agreement, the Shareholder hereby grants to Parent an irrevocable option (a "Stock Option") to purchase the Shares from the Shareholder (the "Option Shares") at an amount (the "Purchase Price") equal to the Offer Price. If (i) the Offer is terminated, abandoned or withdrawn by Parent or the Purchaser, or
(ii) the Merger Agreement is terminated in accordance with its terms, the Stock Option shall, in any such case (but provided neither Parent nor the Purchaser has materially breached the Merger Agreement), become exercisable, in whole or in part, upon the first to occur of any such event and remain exercisable in whole or in part until the date which is 45 days after the date of the occurrence of such event (the "45 Day Period"), so long as: (i) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), required for the purchase of the Option Shares upon such exercise shall have expired or been waived, and (ii) there shall not be in effect any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority or legislative body or commission prohibiting the exercise of the Stock Option pursuant to this

Agreement; provided that if all HSR Act waiting periods shall not have expired or been waived or there shall be in effect any such injunction or order, in each case on the expiration of the 45 Day Period, the 45 Day Period shall be extended until 5 business days after the later of (A) the date of expiration or waiver of all HSR Act waiting periods and (B) the date of removal or lifting of such injunction or order; provided further that in no event shall the 45 Day Period be extended beyond June 30, 1997. In the event that Parent wishes to exercise the Stock Option, Parent shall send a written notice (the "Notice") to the Shareholder identifying the place and date (not less than two nor more than 10 business days from the date of the Notice) for the closing of such purchase. In the event that Parent has terminated the Offer due to the occurrence of any event set forth in clauses (a)-(c) of Annex A to the Merger Agreement and Parent exercises the Stock Option and purchases the Option Shares, Parent shall, to the extent permitted by law, seek to purchase all of the remaining shares of Company Common Stock outstanding at the Purchase Price pursuant to a merger and/or tender offer.

     4. Provisions Concerning the Company Common Stock. During the period commencing on the date hereof and continuing until the first to occur of the Effective Time or termination of the Merger Agreement in accordance with its terms, the Shareholder shall, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, vote (or cause to be voted) the Shares (if any) then held of record or Beneficially Owned by the Shareholder, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C)(1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's Articles of Incorporation or Bylaws; (3) any other material change in the Company's corporate structure or business; or (4) any other action which, in the case of each of the matters referred to in clauses
(iii)(C)(1), (2) or (3) of this Section 4, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the actions and transactions contemplated by this Agreement and the Merger Agreement. The Shareholder shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions and agreements contained in this
Section 4.

     5. Covenants, Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent as follows:

     (a) Ownership of Shares. The Shareholder is the Beneficial Owner of the Shares, as set forth on Schedule 1. On the date hereof, the Existing Shares constitute all of the outstanding Shares owned of record or Beneficially Owned by the Shareholder. The Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 4 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (b) Power; Binding Agreement. The Shareholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Shareholder will not violate any other agreement to which the Shareholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby.

     (c) No Conflicts. Except for (i) filings under the HSR Act and the Exchange Act, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (1) conflict with or result in any breach of any applicable organizational documents applicable to the Shareholder, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Shareholder is a party or by which the Shareholder or any of its properties or assets may be bound, or (3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Shareholder or any of its properties or assets.

     (d) No Encumbrances. Except as permitted by this Agreement, the Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

     (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.

     (f) No Solicitation. The Shareholder shall not, in the capacity as a shareholder or otherwise, directly or indirectly, solicit (including by way of furnishing information) or negotiate in response to any inquiries or the making of any proposal by any person or entity (other than Parent or any affiliate of Parent) concerning any merger, tender offer, exchange offer, sale of assets, sale of shares of capital stock or debt securities or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company. If the Shareholder receives any such inquiry or proposal, then the Shareholder shall promptly inform Parent of the existence thereof. The Shareholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, nothing herein shall prevent the Shareholder from complying with any fiduciary duties it may have in its capacity as an officer and/or director of the Company.

     (g) Restriction on Transfer, Proxies and Non-Interference. The Shareholder shall not, directly or indirectly: (i) except as applicable in connection with the transactions contemplated by Section 2 hereof, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein (any such transaction, a "Transfer"), except that Shareholder may transfer Shares to a family member of such Shareholder or a charitable organization provided such transferee agrees to be bound by the provisions of this Agreement; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit the Shares into a voting trust or enter into a voting agreement with respect to the Shares; or (iii) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholder from performing its obligations under this Agreement.

     (h) Reliance by Parent. The Shareholder understands and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

     (i) Waiver of Appraisal Rights. The Stock holder hereby waives any rights of appraisal or rights to dissent from the Merger that such Shareholder may have.

     (j) Access to Information. The Shareholder represents and warrants that, in connection with the execution and delivery of this Agreement, the Shareholder has been afforded the full opportunity to ask questions and receive information regarding the Offer and the terms of the Merger Agreement and the transactions contemplated thereby and the interests of any affected party.

     6. Covenants, Representations and Warranties of Parent and the Purchaser. Each of Parent and the Purchaser hereby represents and warrants to the Shareholder as follows:

     (a) Power; Binding Agreement. Parent and the Purchaser each has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the each of the Parent and the Purchaser will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of the Parent and the Purchaser and constitutes a valid and binding agreement of each of the Parent and the Purchaser, enforceable against each of the Parent and the Purchaser in accordance with its terms.

     (b) No Conflicts. Except for (i) filings under the HSR Act and the Exchange Act, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by each of the Parent and the Purchaser and the consummation by each of the Parent and the Purchaser of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by each of the Parent and the Purchaser, the consummation by each of the Parent and the Purchaser of the transactions contemplated hereby or compliance by each of the Parent and the Purchaser with any of the provisions hereof shall (1) conflict with or result in any breach of any applicable organizational documents applicable to either of the Parent or the Purchaser,
(2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either of the Parent or the Purchaser is a party or by which either of the Parent or the Purchaser or any of their properties or assets may be bound, or (3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to either of the Parent or the Purchaser or any of their properties or assets.

     (c) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of either of the Parent or the Purchaser.

     7. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     8. Stop Transfer. The Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

     9. Termination. Except for Section 10 hereof, and except as otherwise provided herein, including, but not limited to, Section 3 hereof, the covenants and agreements contained herein shall terminate upon the termination of the Merger Agreement in accordance with its terms.

     10. Indemnification. Parent shall indemnify, defend and hold harmless the Shareholder from and against any and all losses, damages, liabilities and expenses (including, without limitation but subject to the next sentence, reasonable fees and expenses of outside counsel) resulting from any claim or litigation arising out of the execution, delivery and performance by the Shareholder of this Stock Agreement. The Shareholder shall give prompt written notice to Parent upon the Shareholder becoming aware of any claim or action in respect of which the Shareholder intends to seek indemnity hereunder, and Parent shall by prompt written notice to the Shareholder be entitled to assume the defense of such claim or action with counsel selected by the Parent and reasonably acceptable to the Shareholder.

     Notwithstanding the foregoing, if the undersigned is an officer and/or director of the Company and the claim or litigation relates to the undersigned's status or conduct as an officer and/or director as well as the undersigned's execution, delivery and performance of this Stock Agreement as a Shareholder, the undersigned shall first seek recourse under any other indemnity or insurance coverage to which the undersigned may be entitled in such other capacities prior to being entitled to any indemnity hereunder.

     11. Miscellaneous.

     (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (b) Binding Agreement. This Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any voluntary transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

     (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

     (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

     (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to Shareholder:






                                Telephone No.:
                                Telecopy No.:

If to Parent or                 PCA International, Inc.
the Purchaser:                  815 Matthews - Mint Hill Road
                                Matthews, North Carolina  27102
                                Attention: John Grosso
                                Telephone No.: (704) 874-8011
                                Telecopy No.: (704) 847-8010


copy to:                        Schulte Roth & Zabel LLP
                                900 Third Avenue
                                New York, New York 10022
                                Attention: Marc Weingarten, Esq.
                                Telephone No.: (212) 756-2000
                                Telecopy No.: (212) 593-5955

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

     (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, without giving effect to the principles of conflicts of law thereof.

     (l) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, Parent, the Purchaser and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                    PCA INTERNATIONAL, INC.

                                    By:
                                        -------------------------------
                                        Name:
                                        Title:



                                    ASI ACQUISITION CORP.

                                    By:
                                        -------------------------------
                                        Name:
                                        Title:



                                    -----------------------------------

                                   SCHEDULE I

Shareholder                                             Number of Shares
-----------                                             ----------------

               FORM OF STOCK AGREEMENT WITHOUT PURCHASE OPTION

     STOCK AGREEMENT, dated as of December __, 1996, among PCA International, Inc., a North Carolina corporation ("Parent"), ASI Acquisition Corp., a North Carolina corporation and a direct wholly owned subsidiary of Parent (the "Purchaser"), and __________________ (the "Shareholder").

                              W I T N E S S E T H:

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Purchaser and American Studios, Inc., a North Carolina corporation (the "Company"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Purchaser will be merged with and into the Company (the "Merger") (capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement);

     WHEREAS, in furtherance of the Merger, as soon as practicable (and not later than five business days) after the execution and delivery of the Merger Agreement, Purchaser shall commence a cash tender offer (the "Offer") to purchase at a price of $2.50 per share all outstanding shares of Company Common Stock (as defined in Section 1 hereof) including all of the Shares (as defined in Section 2 hereof) beneficially owned by the Shareholder; and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.  Definitions.  For purposes of this Agreement:

     (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meaning of Section 13(d)(3) of the Exchange Act.

     (b) "Company Common Stock" shall mean at any time the common stock, $.00l par value, of the Company.

     (c) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     2.  Tender of Shares.

     (a) In order to induce Parent and the Purchaser to enter into the Merger Agreement, the Shareholder hereby agrees to validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the fifth business day after commencement of the Offer pursuant to Section 1.1 of the Merger Agreement and Rule 14d-2 under the Exchange Act, the number of shares of Company Common Stock set forth opposite such Shareholder's name on Schedule I hereto (the "Existing Shares", and together with any shares acquired by the Shareholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise, the "Shares"), all of which are Beneficially Owned by the Shareholder. The Shareholder hereby acknowledges and agrees that Parent's and the Purchaser's obligation to accept for payment and pay for Shares in the Offer, including the Shares Beneficially Owned by such Shareholder, is subject to the terms and conditions of the Offer.

     (b) The transfer by the Shareholder of the Shares to the Purchaser in the Offer shall pass to and unconditionally vest in the Purchaser good and valid title to the Shares, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever.

     (c) The Shareholder hereby permits Parent and the Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's shareholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) its identity and ownership of the Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

     3. Provisions Concerning the Company Common Stock. During the period commencing on the date hereof and continuing until the first to occur of the Effective Time or termination of the Merger Agreement in accordance with its terms, the Shareholder shall, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, vote (or cause to be voted) the Shares (if any) then held of record or Beneficially Owned by the Shareholder, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C)(1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's Articles of Incorporation or Bylaws; (3) any other material change in the Company's corporate structure or business; or (4) any other action which, in the case of each of the matters referred to in clauses (iii)(C)(1), (2) or (3) of this
Section 4, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the actions and transactions contemplated by this Agreement and the Merger Agreement. The Shareholder shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 4.

     4. Covenants, Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent as follows:

     (a) Ownership of Shares. The Shareholder is the Beneficial Owner of the Shares, as set forth on Schedule 1. On the date hereof, the Existing Shares constitute all of the outstanding Shares owned of record or Beneficially Owned by the Shareholder. The Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 4 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (b) Power; Binding Agreement. The Shareholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Shareholder will not violate any other agreement to which the Shareholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby.

     (c) No Conflicts. Except for (i) filings under the HSR Act and the Exchange Act, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (1) conflict with or result in any breach of any applicable organizational documents applicable to the Shareholder, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Shareholder is a party or by which the Shareholder or any of its properties or assets may be bound, or (3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Shareholder or any of its properties or assets.

     (d) No Encumbrances. Except as permitted by this Agreement, the Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

     (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.

     (f) No Solicitation. The Shareholder shall not, in the capacity as a shareholder or otherwise, directly or indirectly, solicit (including by way of furnishing information) or negotiate in response to any inquiries or the making of any proposal by any person or entity (other than Parent or any affiliate of Parent) concerning any merger, tender offer, exchange offer, sale of assets, sale of shares of capital stock or debt securities or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company. If the Shareholder receives any such inquiry or proposal, then the Shareholder shall promptly inform Parent of the existence thereof. The Shareholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, nothing herein shall prevent the Shareholder from complying with any fiduciary duties it may have in its capacity as an officer and/or director of the Company.

     (g) Restriction on Transfer, Proxies and Non-Interference. The Shareholder shall not, directly or indirectly: (i) except as applicable in connection with the transactions contemplated by Section 2 hereof, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein (any such transaction, a "Transfer"), except that Shareholder may transfer Shares to a family member of such Shareholder or a charitable organization provided such transferee agrees to be bound by the provisions of this Agreement; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit the Shares into a voting trust or enter into a voting agreement with respect to the Shares; or (iii) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholder from performing its obligations under this Agreement.

     (h) Reliance by Parent. The Shareholder understands and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

     (i) Waiver of Appraisal Rights. The Stock holder hereby waives any rights of appraisal or rights to dissent from the Merger that such Shareholder may have.

     (j) Access to Information. The Shareholder represents and warrants that, in connection with the execution and delivery of this Agreement, the Shareholder has been afforded the full opportunity to ask questions and receive information regarding the Offer and the terms of the Merger Agreement and the transactions contemplated thereby and the interests of any affected party.

     5. Covenants, Representations and Warranties of Parent and the Purchaser. Each of Parent and the Purchaser hereby represents and warrants to the Shareholder as follows:

     (a) Power; Binding Agreement. Parent and the Purchaser each has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the each of the Parent and the Purchaser will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of the Parent and the Purchaser and constitutes a valid and binding agreement of each of the Parent and the Purchaser, enforceable against each of the Parent and the Purchaser in accordance with its terms.

     (b) No Conflicts. Except for (i) filings under the HSR Act and the Exchange Act, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by each of the Parent and the Purchaser and the consummation by each of the Parent and the Purchaser of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by each of the Parent and the Purchaser, the consummation by each of the Parent and the Purchaser of the transactions contemplated hereby or compliance by each of the Parent and the Purchaser with any of the provisions hereof shall (1) conflict with or result in any breach of any applicable organizational documents applicable to either of the Parent or the Purchaser,
(2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either of the Parent or the Purchaser is a party or by which either of the Parent or the Purchaser or any of their properties or assets may be bound, or (3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to either of the Parent or the Purchaser or any of their properties or assets.

     (c) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of either of the Parent or the Purchaser.

     6. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     7. Stop Transfer. The Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

     8. Termination. Except for Section 10 hereof, and except as otherwise provided herein, the covenants and agreements contained herein shall terminate upon the termination of the Merger Agreement in accordance with its terms.

     9. Indemnification. Parent shall indemnify, defend and hold harmless the Shareholder from and against any and all losses, damages, liabilities and expenses (including, without limitation but subject to the next sentence, reasonable fees and expenses of outside counsel) resulting from any claim or litigation arising out of the execution, delivery and performance by the Shareholder of this Stock Agreement. The Shareholder shall give prompt written notice to Parent upon the Shareholder becoming aware of any claim or action in respect of which the Shareholder intends to seek indemnity hereunder, and Parent shall by prompt written notice to the Shareholder be entitled to assume the defense of such claim or action with counsel selected by the Parent and reasonably acceptable to the Shareholder.

     Notwithstanding the foregoing, if the undersigned is an officer and/or director of the Company and the claim or litigation relates to the undersigned's status or conduct as an officer and/or director as well as the undersigned's execution, delivery and performance of this Stock Agreement as a Shareholder, the undersigned shall first seek recourse under any other indemnity or insurance coverage to which the undersigned may be entitled in such other capacities prior to being entitled to any indemnity hereunder.

     10. Miscellaneous.

     (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (b) Binding Agreement. This Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any voluntary transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

     (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

     (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

     (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to Shareholder:







                               Telephone No.:
                               Telecopy No.:


If to Parent or                PCA International, Inc.
the Purchaser:                 815 Matthews - Mint Hill Road
                               Matthews, North Carolina  27102
                               Attention: John Grosso
                               Telephone No.: (704) 874-8011
                               Telecopy No.: (704) 847-8010
copy to:                     Schulte Roth & Zabel LLP
                             900 Third Avenue
                             New York, New York 10022
                             Attention: Marc Weingarten, Esq.
                             Telephone No.: (212) 756-2000
                             Telecopy No.: (212) 593-5955

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

     (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, without giving effect to the principles of conflicts of law thereof.

     (l) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, Parent, the Purchaser and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                    PCA INTERNATIONAL, INC.

                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:



                                    ASI ACQUISITION CORP.

                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:



                                    -------------------------------------

                                   SCHEDULE I

Shareholder                                             Number of Shares
-----------                                             ----------------